Exhibit 10.11
AMENDED AND RESTATED
WARRANT CLARIFICATION AGREEMENT
     This Warrant Clarification Agreement (this “Agreement”), dated November 22, 2006, is to the Warrant Agreement, dated as of March 23, 2004 (the “Warrant Agreement”), by and between Great Wall Acquisition Corporation, a Delaware corporation, with offices at 660 Madison Avenue, 15th Floor, New York, New York 10021 (“Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 (“Warrant Agent”).
     WHEREAS, Section 9.8 of the Warrant Agreement provides that the parties to the Warrant Agreement may amend the Warrant Agreement without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders;
     WHEREAS, as a result of certain questions that have arisen regarding the accounting treatment applicable to the Warrants, the parties hereto deem it necessary and desirable to amend the Warrant Agreement to clarify that the registered holders do not have the right to receive a net cash settlement in the event the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants at the time such warrants are exercisable;
     WHEREAS, as a result of certain questions that have arisen regarding the Company’s redemption rights with respect to the Warrants, the parties hereto deem it necessary and desirable to amend the Warrant Agreement to clarify that the Company may not redeem the Warrants unless there is a current prospectus under Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the Warrants.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein.
     1.     Warrant Agreements. The undersigned hereby agree that the Warrant Agreement is hereby amended by adding the following last sentence to Section 3.3.2:
“In no event will the registered holder of a Warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in shares of Common Stock if the Common Stock underlying the Warrants is not covered by an effective registration statement. In the absence of such an effective registration statement the Warrant may expire unexercised.”
     2.     Redemption. The undersigned hereby agree that the Warrant Agreement is hereby amended by adding the following last sentence to Section 6.1:
“Notwithstanding anything to the contrary set forth in this Warrant Agreement, the Company may not redeem any Warrant unless there is a effective and current registration statement under the Act with respect to the Common Stock issuable upon exercise of the Warrant.”
     3.     Miscellaneous.
          a.     Governing Law; Jurisdiction. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it in care of the address set forth above or such other address as the undersigned shall furnish in writing to the other. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.
          b.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.
          c.     Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Agreement, provisions of the original Warrant Agreement which are not inconsistent with this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.
          d.     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant Clarification Agreement as of the date first written above.

GREAT WALL ACQUISITION CORPORATION
By:	/s/ Kin Shing Li
	Name:	Kin Shing Li
	Title:	Chairman and CEO

CONTINENTAL STOCK TRANSFER & TRUST
By:	/s/ Steve Nelson
	Name:	Steve Nelson
	Title:	Chairman and President

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